Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, in the capacities relative to Veeco Instruments Inc. (“Veeco”) stated below, hereby appoints each of Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, acting individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission (a) a registration statement on Form S-8 relating to the offer and sale of an additional 2,000,000 shares of Veeco’s common stock, par value $0.01 per share (“Common Stock”), for issuance under Veeco’s 2000 Stock Option Plan, as amended; (b) a registration statement on Form S-8 relating to the offer and sale of an additional 1,250,000 shares of Veeco’s Common Stock for issuance under Veeco’s First Amended and Restated Employee Stock Purchase Plan, as amended; and (c) any and all amendments, including post-effective amendments, to such registration statements, in each case, with full power and authority to do and perform each act required in connection therewith, as fully as he might do in person.

The undersigned has executed this Power of Attorney as of July 22, 2004.

Signatures	Capacity

/s/ Edward H. Braun

Director, Chairman and Chief Executive

Edward H. Braun

Officer (principal executive officer)

/s/ Richard A. D’Amore

Director

Richard A. D’Amore

/s/ Joel A. Elftmann	Director
Joel A. Elftmann

/s/ Heinz K. Fridrich	Director
Heinz K. Fridrich

/s/ Douglas A. Kingsley	Director
Douglas A. Kingsley

/s/ Paul R. Low

Director

Paul R. Low

/s/ Roger D. McDaniel	Director
Roger D. McDaniel

/s/ Irwin H. Pfister	Director
Irwin H. Pfister

/s/ Peter J. Simone	Director
Peter J. Simone